UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2008

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Cocoanut Street Suite 1A
Sarasota, Florida 34226
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 870-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definative Agreement

On July 29, 2008 the Company entered into Senior Secured Promissory Note pursuant to which the Company may borrow up to $100,000 (the “$100,000 Note”). The $100,000 Note bears interest at a rate of 10% per annum and matures on September 30, 2008.   In addition to having a first security interest in all of the Company’s assets as set forth in a General Security Agreement (the “Security Agreement”) dated February 28, 2007, the $100,000 Note is further secured by thirteen million three hundred thousand three hundred thirty three shares of newly issued common stock of the Company which was deposited into an escrow account for such purposes .

Exhibit No. Description

10.62 Senior Secured Promisorry Note effective July 1, 2008 by and between Invisa, Inc. and Centurian Investors, Inc.

10.63 Forebearance and Modification Agreement effective June 1, 2008 by and between Invisa, Inc. and Centurian Investors, Inc.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the remaining of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: July 30, 2008	By:	/s/ Edmund C. King
Edmund C. King
Chief Financial Officer